EXHIBIT 3.2





                                                        BY-LAWS
                                                           OF
                                                  ROBOTIC LASERS, INC.
                                                       ARTICLE I
                                                        OFFICES
    SECTION I. OFFICES. The corporation may have offices, either within or without the State of New Jersey, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                             ARTICLE II

                    MEETINGS OF STOCKHOLDERS

                    SECTION 1.              ANNUAL MEETINGS.  Annual meetings
of shareholders
                    for the election of directors and for such other business as may be stated in the notice of meeting, shall be held at such place, either within or without the State of New Jersey, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.
 In the event
the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the registered office of the corporation in New Jersey on December 15.

    If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of meeting.

    SECTION 2. VOTING. Each shareholder entitled to vote in accordance with the terms of the Certificate of incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such shareholder, but no proxy shall be voted after eleven months from its date of execution. Upon the demand of any shareholder, before the voting begins, the vote for directors shall be by ballot. All elections-for directors shall be decided by plurality of vote; all other questions shall be decided by majority vote, except as otherwise provided by the


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Certificate Of Incorporation or the laws of the state of New
Jersey.

    A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

    SECTION 3. QUORUM. Except as otherwise required by law, by the Certificate of incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. in case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote any adjournment or adjournments thereof.

    SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by resolution of the Board of Directors or by the holders of ten percent (10%) or more of the shares entitled to vote, and may be held at such time and place within or without the State of New
Jersey, as shall be stated in the notice of the meeting.

    SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the purpose or purposes of the meeting, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote .thereat.

    SECTION 6. ACTION WITHOUT MEETING. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of incorporation or of these By-Laws, the meeting and vote of shareholders may be dispensed with, if all the shareholders who-would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.



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                                                      ARTICLE III
                                                       DIRECTORS
    SECTION 1. NUMBER AND TERM. The number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall quality. Directors need not be shareholders.

    SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the majority of the remaining directors, even though less than a quorum of the board or by a sole remaining director, except as otherwise provided by the Certificate of Incorporation, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen and shall qualify.

    SECTION 4. REMOVAL. Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) either for cause or, if the Certificate of Incorporation provides for removal without cause, at any time, by vote of the shareholders holding a majority of the outstanding shares of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by the unanimous written consent of the shareholder entitled to vote thereon or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of the Board of Directors by the unanimous written consent of the Board of Directors or by the unanimous written consent of the shareholders entitled to vote thereon.

    SECTION 5. INCREASE OF NUMBER. Except as otherwise provided by the Certificate of Incorporation, the number of directors may be increased by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the shareholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.



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    SECTION 6. POWERS.  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-
Laws conferred upon or reserved to the stockholders.

    SECTION 7. COMMITTEES. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, appoint one or more committees, each committee to consist of one or more of the directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

    SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

    Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

    Special meetings of the Board of Directors may be called by. the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

    Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board of-Directors by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

    SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, except as may be otherwise provided by the Certificate of Incorporation. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

    SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall

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each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other officer, agent or otherwise, and receiving capacity as an officer, agent or otherwise, and receiving compensation therefor.

    SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, May be taken without a meeting, if prior or subsequent to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                                                         ARTICLE IV
                                                          OFFICERS
      SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more vice-Presidents and such Assistant Secretaries and Assistant
  Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a regular meeting of directors called for that purpose.

      SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3. CHAIRMAN. The Chairman, of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the shareholders if present thereat, and in the absence of non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall gave general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the

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  corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

      SECTION 5. VICE-PRESIDENT. Each vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

      SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursement. He shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation, If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

      SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meting is called as provided in these By-Laws.
  He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. he shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

      SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively by the Board of Directors.





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                                                        ARTICLE V
                                                      MISCELLANEOUS


      SECTION 1. CERTIFICATES. Certificates signed by the chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

      SECTION 2. LOST CERTIFICATES. A new certificate may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct not exceeding double the value of the stock , to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      SECTION 3. TRANSFER OF SHARES. Shares of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each-transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

      SECTION 4. SHAREHOLDERS RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date , which shall not be more than sixty nor less that ten days before the date of such meeting, nor more that sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting provided, however, that the Board


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      of Directors may fix a new record date for the adjournment meeting.

      SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the outstanding shares of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums s the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.

      SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL NEW JERSEY. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

      SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 9. NOTICE OF WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated. In computing the period o time for the giving of any notice, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included. If notice is given by the mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

      Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said-notice, whether before or after the, time stated therein, shall be deemed equivalent thereto..




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                                                       ARTICLE VI

                                                          AMENDMENTS

      These By-Laws may be altered or repealed and BY-Laws may be made at any annual meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Taws, to be made, be contained in the notice of such special meeting. Provided, however, that any By-Laws made by the Board of Directors may be altered or repealed by the shareholders.
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